CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Strategic Mortgage Portfolio of our report dated November 16, 2021, relating to the financial statements and financial highlights, which appears in Franklin Strategic Mortgage Portfolio’s Annual Report on Form N-CSR for the year ended September 30, 2021. We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

January 21, 2022